Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
July 31, 2015	CONTACT BEN BOCHNOWSKI
(219) 853-7575

NORTHWEST INDIANA BANCORP

ANNOUNCES INCREASED EARNINGS FOR SIX AND THREE MONTHS

ENDED JUNE 30, 2015

Munster, Indiana - NorthWest Indiana Bancorp (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), reported an earnings increase of 4.0% for the six months ended June 30, 2015, compared to the same period for 2014. Net income totaled $3.9 million for the six months ended June 30, 2015, compared to $3.8 million for the six months ended June 30, 2014.

The earnings of $3.9 million for the six months ended June 30, 2015, represent $1.37 earnings per basic and diluted share. For the first six months of 2015, the return on average assets (ROA) was 0.99% and the return on average equity (ROE) was 9.95%. At June 30, 2015, the Bancorp’s assets totaled $813.3 million, an increase of 4.9% for the current six month period.

“Our six month operating results again reflect the Bank’s ability to successfully implement our strategic initiatives. Core income increased as a result of strong loan and core deposit growth while asset quality improved to levels not seen since the onset of the Great Recession,” said David Bochnowski, chairman and chief executive officer.

Bochnowski also noted that earnings were driven by strong loan originations, core account growth, asset quality, and the sale of mortgage loans. For the current six month period, loan balances increased $18.8 million while core deposits grew $34.8 million. Assets totaled $813.3 million at the end of June 2015, the Bank’s ratio of non-performing loans to total loans decreased to 0.66%, and income from mortgage loan sales increased 239.8% over the same period a year earlier.

“The acquisition of Liberty Savings closed on July 1, providing Peoples Bank with new strategic locations in Whiting and Winfield. Peoples Bank is excited to extend our You First banking brand into these communities as we continue to utilize our assets to grow the economy of Northwest Indiana,” Bochnowski noted.

“The depth of our commitment to the community is reflected in these results. The second quarter was punctuated by closing our merger with Liberty Savings, a merger that strengthens our combined ability to create value in our community and for our customers, employees and shareholders,” said Ben Bochnowski, president and chief operating officer.

For the three months ended June 30, 2015, the Bancorp’s net income totaled $2.0 million, compared to $1.9 million for the three months ended June 30, 2014, an increase of 1.4%. The net income of $2.0 million for the three months ended June 30, 2015 represent $0.69 earnings per basic and diluted share. For the three months ended June 30, 2015, the ROA was 1.00% and the ROE was 10.03%.

Net Interest Income

Net interest income, the difference between interest income from loans and investments and interest expense paid to funds providers, totaled $13.0 million for the six months ended June 30, 2015, compared to $12.3 million for the six months ended June 30, 2014, an increase of $673 thousand or 5.5%. The Bancorp’s net interest margin on a tax adjusted basis was 3.78% for the six months ended June 30, 2015, compared to 3.85% for the six months ended June 30, 2014. For the three months ended June 30, 2015, net interest income totaled $6.6 million, compared to $6.5 million for the three months ended June 30, 2014 for an increase of $148 thousand or 2.3%. The Bancorp’s net interest margin on a tax adjusted basis was 3.80% for the three months ended June 30, 2015, compared to 3.89% for the three months ended June 30, 2014. During 2015, the Bancorp’s net interest income was positively impacted by strong balance sheet growth, as interest earning assets increased by $34.2 million or 4.7% since June 30, 2014.

Noninterest Income

Noninterest income from banking activities totaled $3.7 million for the six months ended June 30, 2015, compared to $3.1 million for the six months ended June 30, 2014, an increase of $595 thousand or 19.3%. For the three months ended June 30, 2015, noninterest income from banking activities totaled $1.7 million, compared to $1.6 million for the three months ended June 30, 2014, an increase of $172 thousand or 11.0%. The noninterest income increase for 2015 is primarily a result of higher income related to gains from loan sales related to increased origination volume, gains from security sales and income from banking services.

Noninterest Expense

Noninterest expense related to operating activities totaled $11.3 million for the six months ended June 30, 2015, compared to $10.1 million for the six months ended June 30, 2014, an increase of $1.2 million or 11.5%. For the three months ended June 30, 2015, noninterest expense related to operating activities totaled $5.7 million, compared to $5.3 million for the three months ended June 30, 2014, an increase of $365 thousand or 6.9%. The increase in noninterest expense for 2015 is related to operating costs for the Bancorp’s acquisition of First Federal of Hammond during the second quarter 2014 and costs incurred to grow the Bancorp’s lending team. In addition, noninterest expense is being recognized during 2015 for costs related to the acquisition of Liberty Savings Bank, which was completed on July 1, 2015.

Funding

At June 30, 2015, core deposits totaled $484.4 million, an increase of $34.8 million or 7.8%, compared to December 31, 2014. Core deposits include checking, savings, and money market accounts and represented 72.6% of the Bancorp’s total deposits at June 30, 2015. The increase in core deposits is a result of management’s sales efforts along with customer preferences for short-term liquid investments in the current low interest rate environment. The Bancorp has experienced strong growth in consumer, business, and public fund deposit balances. During the first six months of 2015, certificate of deposit balances decreased by $657 thousand, compared to December 31, 2014. In addition, at June 30, 2015, borrowings and repurchase agreements totaled $53.5 million, a decrease of $400 thousand or 0.7%, compared to December 31, 2014. Strong core deposit growth allowed management to repay maturing FHLB advances.

Lending

The Bancorp’s loan portfolio totaled $507.0 million at June 30, 2015, an increase of $18.8 million or 3.9%, compared to December 31, 2014. During the first six months of 2015, the Bancorp originated $145.7 million in new loans, an increase of $30.7 million or 26.7%, compared to the first six months of 2014. During the six months ended June 30, 2015, commercial, construction and government related loans increased by $25.7 million in the aggregate. During the six months ended June 30, 2015, $30.0 million of newly originated fixed rate mortgage loans were sold into the secondary market resulting in gains of $734 thousand.

Investing

The Bancorp’s securities portfolio totaled $227.4 million at June 30, 2015, compared to $220.1 million at December 31, 2014, an increase of $7.3 million or 3.3%. The securities portfolio represents 30.0% of earning assets and provides a consistent source of earnings to the Bancorp. Cash & cash equivalents totaled $35.1 million at June 30, 2015, compared to $22.0 million at December 31, 2014, an increase of $13.2 million or 59.9%. The increase in cash & cash equivalents mostly represents short-term deposits from local municipalities within the Bancorp’s market area.

Asset Quality

At June 30, 2015, non-performing loans totaled $3.3 million, compared to $5.5 million at December 31, 2014, a decrease of $2.2 million or 39.7%. The Bancorp’s ratio of non-performing loans to total loans was 0.66% at June 30, 2015, compared to 1.10% at December 31, 2014. In addition, the Bancorp’s ratio of non-performing assets to total assets was 0.81% at June 30, 2015, compared to 1.15% at December 31, 2014. The decrease in non-performing loans for 2015 is primarily the result of the sale of one commercial real estate loan and overall improvement in the residential real estate portfolio.

For the six months ended June 30, 2015, loan loss provisions totaled $485 thousand, while $410 thousand in provisions were recorded for the six months ended June 30, 2014. For the three months ended June 30, 2015, loan loss provisions totaled $198 thousand, while $165 thousand in provisions were recorded for the three months ended June 30, 2014. The 2015 loan loss provisions were primarily related to increased loan originations and overall loan portfolio growth. Loan charge-offs, net of recoveries, totaled $147 thousand for the six months ended June 30, 2015, compared to charge-offs, net of recoveries of $1.4 million for the six months ended June 30, 2014. At June 30, 2015, the allowance for loan losses totaled $6.7 million and is considered adequate by management. The allowance for loan losses as a percentage of total loans was 1.32% at June 30, 2015, compared to 1.30% at December 31, 2014. The allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 200.73% at June 30, 2015, compared to 114.83% at December 31, 2014.

Capital Adequacy

At June 30, 2015, shareholders’ equity stood at $77.0 million or 9.5% of total assets. The Bancorp’s regulatory capital ratios at June 30, 2015 were 14.6% for total capital to risk-weighted assets, 13.4% for both common equity tier 1 capital to risk-weighted assets and tier 1 capital to risk-weighted assets, and 9.4% for tier 1 leverage capital to adjusted average assets. Under all regulatory capital requirements, the Bancorp is considered well capitalized. The book value of the Bancorp’s stock stood at $27.02 per share at June 30, 2015.

About NorthWest Indiana Bancorp

NorthWest Indiana Bancorp is a locally owned and independent bank holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business and wealth management financial services from its 17 locations in Lake and Porter Counties in Northwest Indiana. NorthWest Indiana Bancorp’s common stock is traded on the OTC Bulletin Board under the symbol NWIN. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and NorthWest Indiana Bancorp’s investor relations.

Forward Looking Statements

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this release. A variety of factors could cause the Bancorp’s actual results to differ from those expected at the time of this release. These include, but are not limited to, changes in economic conditions in the Bancorp’s market area, changes in policies by regulatory agencies, fluctuation in interest rates, demand for loans in the Bancorp’s market area, economic conditions in the financial services industry, the Bancorp’s ability to successfully integrate the operations of recently acquired institutions, competition and other risks set forth in the Bancorp’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014. Readers are urged to carefully review and consider the various disclosures made by the Bancorp in its periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Bancorp undertakes no obligation to update them in light of new information or future events.

NorthWest Indiana Bancorp
Quarterly Financial Report

Key Ratios	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2015	2014	2015	2014
Return on equity	10.03%	10.77%	9.95%	10.59%
Return on assets	1.00%	1.02%	0.99%	1.02%
Basic earnings per share	$0.69	$0.69	$1.37	$1.32
Diluted earnings per share	$0.69	$0.69	$1.37	$1.32
Yield on loans	4.47%	4.41%	4.42%	4.38%
Yield on security investments	2.64%	2.83%	2.66%	2.87%
Total yield on earning assets	3.80%	3.88%	3.78%	3.83%
Cost of deposits	0.21%	0.20%	0.21%	0.19%
Cost of borrowings	1.02%	1.01%	1.02%	1.00%
Total cost of funds	0.27%	0.26%	0.27%	0.26%
Net interest margin - tax equivalent	3.80%	3.89%	3.78%	3.85%
Noninterest income / average assets	0.87%	0.81%	0.94%	0.84%
Noninterest expense / average assets	2.86%	2.77%	2.88%	2.74%
Net noninterest margin / average assets	-1.99%	-1.96%	-1.94%	-1.90%
Efficiency ratio	67.97%	66.14%	67.72%	65.72%
Effective tax rate	20.13%	23.63%	20.38%	23.05%
Dividend declared per common share	$0.27	$0.25	$0.52	$0.47

	June 30,
	2015	December 31,
	(Unaudited)	2014
Net worth / total assets	9.47%	9.83%
Book value per share	$27.02	$26.78
Non-performing assets to total assets	0.81%	1.15%
Non-performing loans to total loans	0.66%	1.10%
Allowance for loan losses to non-performing loans	200.73%	114.83%
Allowance for loan losses to loans outstanding	1.32%	1.30%
Foreclosed real estate to total assets	0.19%	0.23%

Consolidated Statements of Income	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2015	2014	2015	2014
Interest income:
Loans	$5,569	$5,412	$10,908	$10,307
Securities & short-term investments	1,516	1,504	3,039	2,897
Total interest income	7,085	6,916	13,947	13,204
Interest expense:
Deposits	345	307	679	582
Borrowings	130	147	261	288
Total interest expense	475	454	940	870
Net interest income	6,610	6,462	13,007	12,334
Provision for loan losses	198	165	485	410
Net interest income after provision for loan losses	6,412	6,297	12,522	11,924
Noninterest income:
Fees and service charges	711	703	1,343	1,297
Wealth management operations	387	441	816	819
Gain on sale of loans held-for-sale, net	354	141	734	216
Gain on sale of securities, net	137	107	530	457
Increase in cash value of bank owned life insurance	106	103	210	205
Gain/(loss) on sale of foreclosed real estate, net	23	(7)	24	5
Other	14	72	25	88
Total noninterest income	1,732	1,560	3,682	3,087
Noninterest expense:
Compensation and benefits	3,198	2,793	6,371	5,439
Occupancy and equipment	885	821	1,786	1,611
Data processing	313	284	628	560
Marketing	145	142	258	260
Federal deposit insurance premiums	109	127	243	218
Other	1,020	1,138	2,016	2,046
Total noninterest expense	5,670	5,305	11,302	10,134
Income before income taxes	2,474	2,552	4,902	4,877
Income tax expenses	498	603	999	1,124
Net income	$1,976	$1,949	$3,903	$3,753

NorthWest Indiana Bancorp
Quarterly Financial Report

Balance Sheet Data
(Dollars in thousands)	June 30,
	2015	December 31,	Change	Mix
	(Unaudited)	2014	%	%
Total assets	$813,323	$775,044	4.9%	n/a
Cash & cash equivalents	35,125	21,963	59.9%	n/a
Securities - available for sale	227,350	220,053	3.3%	n/a

Loans receivable:
Construction and land development	$33,561	$25,733	30.4%	6.6%
1-4 first liens	150,562	160,526	-6.2%	29.7%
Multifamily	35,379	31,703	11.6%	7.0%
Commercial real estate	161,847	156,015	3.7%	31.9%
Commercial business	66,283	58,682	13.0%	13.1%
1-4 Junior Liens	1,368	1,507	-9.2%	0.3%
HELOC	27,831	25,564	8.9%	5.5%
Lot loans	2,777	1,932	43.7%	0.5%
Consumer	478	357	33.9%	0.1%
Government and other	26,902	26,134	2.9%	5.3%
Total loans	$506,988	$488,153	3.9%	100.0%

Deposits:
Core deposits:
Noninterest bearing checking	$91,256	$80,352	13.6%	13.7%
Interest bearing checking	140,667	133,962	5.0%	21.1%
Savings	95,058	89,866	5.8%	14.2%
MMDA	157,428	145,384	8.3%	23.6%
Total core deposits	484,409	449,564	7.8%	72.6%
Certificates of deposit	183,725	184,382	-0.4%	27.4%
Total deposits	$668,134	$633,946	5.4%	100.0%

Borrowings	$53,506	$53,906	-0.7%
Stockholder's equity	77,049	76,165	1.2%

Asset Quality	June 30,
(Dollars in thousands)	2015	December 31,	Change
	(Unaudited)	2014	%
Nonaccruing loans	$3,207	$4,599	-30.3%
Accruing loans delinquent more than 90 days	131	941	-86.1%
Securities in non-accrual	1,707	1,611	6.0%
Foreclosed real estate	1,530	1,745	-12.3%
Total nonperforming assets	$6,575	$8,896	-26.1%

Allowance for loan losses (ALL):
ALL specific allowances for impaired loans	$421	$426	-1.2%
ALL general allowances for loan portfolio	6,278	5,935	5.8%
Total ALL	$6,699	$6,361	5.3%

Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings, non-compliant (1) (2)	$613	$524	17.0%
Nonaccruing troubled debt restructurings, compliant (2)	-	1,216	-100.0%
Accruing troubled debt restructurings	4,592	4,687	-2.0%
Total troubled debt restructurings	$5,205	$6,427	-19.0%

(1)	"non-compliant" refers to not being within the guidelines of the restructuring agreement
(2)	included in nonaccruing loan balances presented above

Capital Adequacy (Bancorp and Bank)	At June 30,
	2015
	Actual Ratio	Required
	(Unaudited)	To Be Well Capitalized (1)

Common equity tier 1 capital to risk-weighted assets	13.4%	6.5%
Tier 1 capital to risk-weighted assets	13.4%	8.0%
Total capital to risk-weighted assets	14.6%	10.0%
Tier 1 capital to adjusted average assets	9.4%	5.0%

(1)	Effective January 1, 2015, new minimum capital requirements went into effect, which increased the Tier 1 capital to risk-weighted assets ratio to 8.0% to be well capitalized and also introduced a new common equity Tier 1 capital ratio of 4.5% (6.5% to be well capitalized).